As filed with the Securities and Exchange Commission on November 3, 2008
Registration No. 333-114943

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
Registration Statement
Under
The Securities Act of 1933
FIRST BANCTRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-140661 (I.R.S. employer identification no.)
101 South Central Avenue
Paris, Illinois 61944
(Address of principal executive offices, including zip code)
FIRST BANCTRUST CORPORATION
2002 Stock Option Plan
(Full title of the plan)
Terry J. Howard
President and Chief Executive Officer
First BancTrust Corporation
101 South Central Avenue
Paris, Illinois 61944
(Name and address of agent for service)
(217) 465-6381
(Telephone number, including area code, of agent for service)
With a copy to:
Timothy E. Kraepel
Howard & Howard Attorneys, P.C.
The Pinehurst Office Center, Suite 101
39400 Woodward Avenue
Bloomfield Hills, Michigan 48304-5151
(248) 645-1483
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF SHARES
     The shares of common stock of First BancTrust Corporation previously registered for sale under this Registration Statement are hereby withdrawn from registration. No securities remain unsold under this Registration Statement.
SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, State of Illinois, on November 3, 2008.

FIRST BANCTRUST CORPORATION (Registrant)
By:	/s/ Terry J. Howard
Terry J. Howard
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry J. Howard Terry J. Howard	President, Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2008

/s/ Ellen M. Litteral Ellen M. Litteral	Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	November 3, 2008

**	Chairman of the Board of Directors	November 3, 2008
Terry T. Hutchison

**	Director	November 3, 2008
John P. Graham

Signature	Title	Date

**	Director	November 3, 2008
Joseph R. Schroeder

**	Director	November 3, 2008
Vick N. Bowyer

**	Director	November 3, 2008
James D. Motley

**	Director	November 3, 2008
John W. Welborn

**	Director	November 3, 2008
David W. Dick

** By:	/s/ Terry J. Howard
Terry J. Howard, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

24.1	Powers of Attorney (previously filed).

4